GIBRALTAR ANNOUNCES SECOND QUARTER 2025 FINANCIAL RESULTS

Continuing Operations: Net Sales: GAAP +13%, Adjusted +14%; EPS: GAAP -2%, Adjusted +11%
Generated Operating Cash Flow of $44 Million
2025 Full Year Outlook on Track for a Solid Year of Improved Performance

Buffalo, New York, August 6, 2025 – Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and provider of products and services for the residential, agtech, and infrastructure markets, today reported its financial results for the three- and six-month period ended June 30, 2025.

“We executed well in the second quarter with adjusted net sales up 14% and adjusted EPS up 11%, and we generated $44 million of operating cash flow as we had strong performance from our recently acquired metal roofing and structures businesses and we delivered market participation gains in building accessories,” stated Chairman and CEO Bill Bosway. “End market trends and demand remained consistent in Residential, and we were able to increase backlog 43% in our project-based businesses across our Agtech and Infrastructure segments. Based on our first half results, the current macro environment, and today’s outlook across our end markets, we expect to deliver growth, solid margins, and strong cash flow in 2025 from continuing operations.”
Second Quarter 2025 Consolidated Results from Continuing Operations
As reminder, on June 30, 2025, Gibraltar announced that its Board of Directors approved a plan to sell the Renewables business to focus Gibraltar’s asset portfolio and resources on its building products and structures businesses – namely the residential, agtech and infrastructure segments.

($Millions, except EPS) Three Months Ended June 30,
	2025	2024	Change		2025	2024	Change
Net Sales	$309.5	$273.6	13.1%	Adjusted Net Sales	$309.5	$270.8	14.3%
Net Income	$29.4	$31.0	(5.2)%	Adjusted Net Income	$33.6	$31.4	7.0%
Diluted EPS	$0.99	$1.01	(2.0)%	Adjusted Diluted EPS	$1.13	$1.02	10.8%

Net sales were driven by strong performance from the metal roofing acquisitions and participation gains in the building accessories business, which offset market softness in the mail and package business related to lower single and multi-family new construction starts in the Residential segment. The Agtech segment was driven by the Lane Supply acquisition, offset by delays on three large project start dates pushing revenue from the first half of the year. Overall, bookings were strong in the quarter with backlog increasing 43% year-over-year.
GAAP net income decreased 5.2% to $29.4 million primarily related to acquisition integration-related costs. Adjusted net income increased 7.0% to $33.6 million, or $1.13 per share.
Adjusted measures are further described in the appended reconciliation of adjusted financial measures.

Second Quarter Segment Results

Residential

($Millions) Three Months Ended June 30,
	2025	2024	Change		2025	2024	Change
Net Sales	$230.3	$214.3	7.5%	Adjusted Net Sales	$230.3	$211.5	8.9%
Operating Income	$43.6	$43.3	0.7%	Adjusted Operating Income	$45.0	$43.1	4.4%
Operating Margin	18.9%	20.2%	(130) bps	Adjusted Operating Margin	19.5%	20.4%	(90) bps

Local market and customer expansion along with new products resulted in organic growth of 2.3% in the building accessories business in a market estimated to be down approximately 4% - 5%. The metal roofing business performed as expected during the quarter with acquisitions on track to plan. Growth in these two businesses offset a slowing market for the mail and package business, which is driven mainly by single home and multi-family new construction starts from the previous year. Adjusted net sales increased 8.9% with organic revenue down less than 1.0% in the quarter.
Operating margin remained strong with solid improvement and contribution from the building accessories and metal roofing businesses offset by lower volume and product mix in the mail and package business.
Agtech

($Millions) Three Months Ended June 30,
	2025	2024	Change		2025	2024	Change
Net Sales	$54.1	$34.5	56.8%	Adjusted Net Sales	$54.1	$34.5	56.8%
Operating (Loss) / Income	$(0.5)	$2.3	NMF	Adjusted Operating Income	$3.0	$2.3	30.4%
Operating Margin	(0.9)%	6.6%	(750) bps	Adjusted Operating Margin	5.6%	6.6%	(100) bps

Sales growth benefitted from the acquisition of Lane Supply, which helped offset the effect of delays in start dates on three larger controlled environment agriculture (CEA) projects. Despite these CEA project delays, demand continued to accelerate with backlog increasing 71%. On an organic basis, excluding Lane Supply, backlog increased 33%.
GAAP operating loss was driven by acquisition integration-related costs associated with Lane Supply; however, adjusted operating income increased 30.4%. Adjusted operating margin was down 100 basis points in the quarter related to CEA project volume shifting from the first half of 2025.

Infrastructure

($Millions) Three Months Ended June 30,
	2025	2024	Change		2025	2024	Change
Net Sales	$25.2	$24.8	1.6%	Adjusted Net Sales	$25.2	$24.8	1.6%
Operating Income	$7.1	$6.2	14.5%	Adjusted Operating Income	$7.1	$6.2	14.5%
Operating Margin	28.1%	25.1%	300 bps	Adjusted Operating Margin	28.1%	25.1%	300 bps

Net sales and backlog increased 1.6% and 3.0%, respectively, driven by continued strong execution, demand, and new project quoting activity.
Operating margins increased 300 basis points, driven by strong execution, supply chain management, and product line mix.

Business Outlook
Mr. Bosway concluded, “Our 2025 full year outlook for continuing operations remains on track for solid revenue, margin, and cash flow performance. We will continue to manage through the current macroenvironment and deploy resources for organic growth and M&A opportunities as we expand our presence and leadership across our end markets. We will also opportunistically execute our share repurchase program.”
Gibraltar is establishing its guidance for continuing operations for the full year 2025. Consolidated net sales are expected to range between $1.15 billion and $1.20 billion. This compares to GAAP net sales of $1.02 billion and adjusted net sales of $1.01 billion in 2024. GAAP EPS is expected to range between $3.67 and $3.91, compared to $4.58 in 2024 which included the gain on the sale of the electronic locker business, and adjusted EPS is expected to range between $4.20 and $4.45, compared to $3.82 in 2024.
Gibraltar has provided complete recast historical results for continuing operations which excludes the Renewables segment and can be accessed in the Investors section of the Company’s website.

Second Quarter 2025 Conference Call Details
Gibraltar will host a conference call today starting at 9:00 a.m. ET to review its results for the second quarter of 2025. Interested parties may access the webcast through the Investors section of the Company’s website at www.gibraltar1.com, where related presentation materials will also be posted prior to the conference call. The call also may be accessed by dialing (888) 396-8049 or (416) 764-8646. For interested individuals unable to join the live conference call, a webcast replay will be available on the Company’s website for one year.
About Gibraltar
Gibraltar is a leading manufacturer and provider of products and services for the residential, agtech, and infrastructure markets. Gibraltar’s mission, to make life better for people and the planet, is fueled by advancing the disciplines of engineering, science, and technology. Gibraltar is innovating to reshape critical markets in comfortable living and productive growing throughout North America. For more please visit www.gibraltar1.com.

Forward-Looking Statements

Certain information set forth in this news release, other than historical statements, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based, in whole or in part, on current expectations, estimates, forecasts, and projections about the Company’s business, and management’s beliefs about future operations, results, and financial position. These statements are not guarantees of future performance and are subject to a number of risk factors, uncertainties, and assumptions. Actual events, performance, or results could differ materially from the anticipated events, performance, or results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from current expectations include, among other things, tariffs and retaliatory tariffs imposed by the United States or other countries on imported goods, including raw materials used in the manufacturing of the Company’s products; changes to economic conditions and customer demand for the Company’s products; the availability and pricing of principal raw materials and component parts, supply chain challenges causing project delays and field operations inefficiencies and disruptions, the loss of any key customers, adverse effects of inflation, the ability to continue to improve operating margins, the ability to generate order flow and sales and increase backlog; the ability to translate backlog into net sales, other general economic conditions and conditions in the particular markets in which we operate, changes in spending due to laws and government incentives, such as the Infrastructure Investment and Jobs Act, changes in customer demand and capital spending, competitive factors and pricing pressures, the ability to develop and launch new products in a cost-effective manner, the ability to realize synergies from newly acquired businesses, disruptions to IT systems, the impact of trade and regulation, rebates, credits and incentives and variations in government spending and ability to derive expected benefits from restructuring, productivity initiatives, liquidity enhancing actions, and other cost reduction actions.  Before making any investment decisions regarding the company, we strongly advise you to read the section entitled “Risk Factors” in the most recent annual report on Form 10-K which can be accessed under the “SEC Filings” link of the “Investor Info” page of the website at www.Gibraltar1.com. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.

Adjusted Financial Measures

To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain adjusted financial measures in this news release and its quarterly conference call, including adjusted net sales, adjusted operating income and margin, adjusted net income, adjusted earnings per share (EPS), free cash flow and adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), each a non-GAAP financial measure. Adjusted net sales reflects the removal of net sales associated with the residential electronic locker business, which was sold on December 17, 2024. Adjusted net income, operating income and margin exclude special charges consisting of restructuring costs (primarily comprised of exit activities costs and impairment of both tangible and intangible assets associated with 80/20 simplification, lean initiatives and / or discontinued products), senior leadership transition costs (associated with new and / or terminated senior executive roles), acquisition related costs (legal and consulting fees for recent business acquisitions), and portfolio management (which includes the gain on sale of and operating results generated by the residential electronic locker business which was sold in 2024). These special charges are excluded since they may not be considered directly related to the Company’s ongoing business operations. The aforementioned exclusions along with other adjustments to other income below operating profit are excluded from adjusted EPS. Furthermore, the above metrics include the impact of the classification of the Renewables segment as a discontinued operation. Adjusted EBITDA further excludes interest, taxes, depreciation, amortization and stock compensation expense. In evaluating its business, the Company considers and uses these non-GAAP financial measures as supplemental measures of its operating performance. Free cash flow is operating cash flow less capital expenditures and the related margin is free cash flow divided by net sales. The Company believes that the presentation of adjusted measures and free cash flow provides meaningful supplemental data to investors, as well as management, that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Adjusted EBITDA and free cash flow are also useful measures of the Company’s ability to service debt and adjusted EBITDA is one of the measures used for determining the Company’s debt covenant compliance.
Adjustments to the most directly comparable financial measures presented on a GAAP basis are quantified in the reconciliation of adjusted financial measures provided in the supplemental financial schedules that accompany this news release. These adjusted measures should not be viewed as a substitute for the Company’s GAAP results and may be different than adjusted measures used by other companies and the Company’s presentation of non-GAAP financial measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items.
Reconciliations of non-GAAP measures related to full-year 2025 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations due to the high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations.

Contact:
Alliance Advisors Investor Relations
Jody Burfening/Carolyn Capaccio
(212) 838-3777
rock@allianceadvisors.com

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net sales	$309,517	$273,624	$555,874	$514,634
Cost of sales	221,682	190,296	398,186	359,219
Gross profit	87,835	83,328	157,688	155,415
Selling, general, and administrative expense	48,329	42,506	89,527	84,501
Operating income	39,506	40,822	68,161	70,914
Interest expense (income), net	354	(1,495)	(1,283)	(2,245)
Other (income) expense, net	(105)	186	(29)	(166)
Income before taxes from continuing operations	39,257	42,131	69,473	73,325
Provision for income taxes	9,819	11,147	16,920	19,387
Income from continuing operations	29,438	30,984	52,553	53,938
Discontinued operations:
(Loss) income before taxes from discontinued operations	(5,381)	1,486	(8,544)	3,799
(Benefit) provision for income taxes	(1,947)	272	(3,114)	593
(Loss) income from discontinued operations	(3,434)	1,214	(5,430)	3,206
Net income	$26,004	$32,198	$47,123	$57,144
Net earnings per share – Basic:
Income from continuing operations	$0.99	$1.01	$1.75	$1.76
(Loss) income from discontinued operations	(0.12)	0.04	(0.18)	0.11
Net income	$0.87	$1.05	$1.57	$1.87
Weighted average shares outstanding – Basic	29,717	30,588	30,027	30,580
Net earnings per share – Diluted:
Income from continuing operations	$0.99	$1.01	$1.74	$1.75
(Loss) income from discontinued operations	(0.12)	0.04	(0.18)	0.11
Net income	$0.87	$1.05	$1.56	$1.86
Weighted average shares outstanding – Diluted	29,806	30,791	30,133	30,801

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	June 30, 2025	December 31, 2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$43,291	$269,480
Trade receivables, net of allowance of $1,890 and $1,793, respectively	163,572	114,898
Costs in excess of billings, net	22,000	18,817
Inventories, net	125,860	93,271
Prepaid expenses and other current assets	29,050	22,326
Assets of discontinued operations	369,736	132,540
Total current assets	753,509	651,332
Property, plant, and equipment, net	121,053	87,079
Operating lease assets	59,758	41,558
Goodwill	410,777	323,189
Acquired intangibles	135,754	55,420
Other assets	1,901	1,936
Assets of discontinued operations	—	258,896
	$1,482,752	$1,419,410
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$119,333	$90,705
Accrued expenses	70,655	65,905
Billings in excess of costs	12,342	14,769
Liabilities of discontinued operations	93,948	83,483
Total current liabilities	296,278	254,862
Deferred income taxes	66,653	49,006
Non-current operating lease liabilities	50,562	33,391
Other non-current liabilities	28,079	24,734
Liabilities of discontinued operations	—	9,383
Stockholders’ equity:
Preferred stock, $0.01 par value; authorized 10,000 shares; none outstanding	—	—
Common stock, $0.01 par value; authorized 100,000 shares; 34,419 and 34,313 shares issued and outstanding in 2025 and 2024	344	343
Additional paid-in capital	350,259	343,583
Retained earnings	922,974	875,851
Accumulated other comprehensive loss	(3,015)	(5,326)
Cost of 4,913 and 3,960 common shares in treasury in 2025 and 2024	(229,382)	(166,417)
Total stockholders’ equity	1,041,180	1,048,034
	$1,482,752	$1,419,410

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2025	2024
Cash Flows from Operating Activities
Net income	$47,123	$57,144
(Loss) income from discontinued operations	(5,430)	3,206
Income from continuing operations	52,553	53,938
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	16,100	9,466
Stock compensation expense	6,237	5,909
Other, net	442	3,097
Changes in operating assets and liabilities net of effects from acquisitions:
Trade receivables and costs in excess of billings	(25,240)	(30,913)
Inventories	(12,864)	(8,145)
Other current assets and other assets	(6,168)	572
Accounts payable	18,281	46,719
Accrued expenses and other non-current liabilities	(711)	9,768
Net cash provided by operating activities of continuing operations	48,630	90,411
Net cash provided by (used in) operating activities of discontinued operations	9,928	(758)
Net cash provided by operating activities	58,558	89,653
Cash Flows from Investing Activities
Acquisitions, net of cash acquired	(192,946)	—
Purchases of property, plant, and equipment, net	(28,960)	(7,326)
Net proceeds from sale of business	352	—
Net cash used in investing activities of continuing operations	(221,554)	(7,326)
Net cash used in investing activities of discontinued operations	(974)	(1,031)
Net cash used in investing activities	(222,528)	(8,357)
Cash Flows from Financing Activities
Purchase of common stock at market prices	(62,499)	(1,447)
Net cash used in financing activities	(62,499)	(1,447)
Effect of exchange rate changes on cash	280	(173)
Net (decrease) increase in cash and cash equivalents	(226,189)	79,676
Cash and cash equivalents at beginning of year	269,480	99,426
Cash and cash equivalents at end of period	$43,291	$179,102

GIBRALTAR INDUSTRIES, INC.
Reconciliation of GAAP and Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

Three Months Ended June 30, 2025
	Income before taxes	Provision for income taxes	Net income from continuing operations	Net income from continuing operations per share - diluted
As Reported in GAAP Statements	$39,257	$9,819	$29,438	$0.99
Restructuring Charges (1)	1,582	337	1,245	0.04
Acquisition Related Costs (2)	3,849	893	2,956	0.10
Adjusted Financial Measures	$44,688	$11,049	$33,639	$1.13

	Residential	Agtech	Infrastructure	Corporate	Consolidated
Operating Margin	18.9%	(0.9)%	28.1%	n/a	12.8%
Restructuring Charges (1)	0.5%	0.7%	—%	n/a	0.5%
Acquisition Related Costs (2)	—%	5.9%	—%	n/a	1.2%
Adjusted Operating Margin	19.5%	5.6%	28.1%	n/a	14.5%

Income from Operations	$43,611	$(494)	$7,083	$(10,694)	$39,506
Restructuring Charges (1)	1,218	364	—	—	1,582
Acquisition Related Costs (2)	132	3,170	—	547	3,849
Adjusted Income from Operations	$44,961	$3,040	$7,083	$(10,147)	$44,937

Net Sales (3)	$230,258	$54,092	$25,167	$—	$309,517

(1) Comprised primarily of exit activities costs for discontinued products.
(2) Represents acquisition related expenses including due diligence and integration costs of recent business combinations.
(3) There were no Non-GAAP adjustments to Net Sales in 2025.

GIBRALTAR INDUSTRIES, INC.
Reconciliation of GAAP and Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

Three Months Ended June 30, 2024
	Income before taxes	Provision for income taxes	Net income from continuing operations	Net income from continuing operations per share - diluted
As Previously Reported in GAAP Statements	$43,617	$11,419	$32,198	$1.05
Discontinued Operations (1)	(1,486)	(272)	(1,214)	(0.04)
As Reported in GAAP Statements	$42,131	$11,147	$30,984	$1.01
Restructuring & Other Charges (2)	580	(79)	659	0.02
Portfolio Management (3)	(370)	(89)	(281)	(0.01)
Adjusted Financial Measures Recast	$42,341	$10,979	$31,362	$1.02

	Residential	Agtech	Renewables	Infrastructure	Corporate	Consolidated
Operating Margin Previously Reported	20.2%	6.6%	2.1%	25.1%	n/a	12.0%
Discontinued Operations (1)			n/a		n/a
Operating Margin as Reported in GAAP Statements	20.2%	6.6%	n/a	25.1%	n/a	14.9%
Restructuring & Other Charges (2)	0.1%	—%	n/a	—%	n/a	0.1%
Portfolio Management (3)	(0.2)%	—%	n/a	—%	n/a	(0.1)%
Adjusted Operating Margin Recast	20.4%	6.6%	n/a	25.1%	n/a	15.0%

Income from Operations Previously Reported	$43,313	$2,282	$1,647	$6,215	$(10,988)	$42,469
Discontinued Operations (1)	—	—	(1,647)	—	—	(1,647)
Income from Operations as Reported in GAAP Statements	$43,313	$2,282	$—	$6,215	$(10,988)	$40,822
Restructuring & Other Charges (2)	145	11	—	—	100	256
Portfolio Management (3)	(370)	—	—	—	—	(370)
Adjusted Income from Operations Recast	$43,088	$2,293	$—	$6,215	$(10,888)	$40,708

Net Sales & Adjusted Net Sales Previously Reported	$214,316	$34,508	$79,381	$24,800	$—	$353,005
Discontinued Operations (1)	—	—	(79,381)	—	—	(79,381)
Net Sales as Reported in GAAP Statements	$214,316	$34,508	$—	$24,800	$—	$273,624
Portfolio Management (3)	(2,808)	—	—	—	—	(2,808)
Adjusted Net Sales Recast	$211,508	$34,508	$—	$24,800	$—	$270,816

(1) Represents the results generated by the Company's Renewables business classified as Discontinued Operations in 2025.
(2) Comprised primarily of exit activities costs for discontinued products and the results generated by the Company's processing business liquidated in 2023.
(3) Represents the results generated by the Company's electronic locker business sold in 2024.

GIBRALTAR INDUSTRIES, INC.
Reconciliation of GAAP and Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

Six Months Ended June 30, 2025
	Income before taxes	Provision for income taxes	Net income from continuing operations	Net income from continuing operations per share - diluted
As Reported in GAAP Statements	$69,473	$16,920	$52,553	$1.74
Restructuring Charges (1)	2,818	637	2,181	0.07
Acquisition Related Costs (2)	8,104	1,891	6,213	0.21
Adjusted Financial Measures	$80,395	$19,448	$60,947	$2.02

	Residential	Agtech	Infrastructure	Corporate	Consolidated
Operating Margin	18.3%	2.9%	26.5%	n/a	12.3%
Restructuring Charges (1)	0.6%	0.4%	—%	n/a	0.5%
Acquisition Related Costs (2)	—%	4.6%	—%	n/a	1.4%
Adjusted Operating Margin	18.9%	8.0%	26.5%	n/a	14.2%

Income from Operations	$74,871	$2,891	$12,341	$(21,942)	$68,161
Restructuring Charges (1)	2,355	432	—	31	2,818
Acquisition Related Costs (2)	132	4,589	—	3,394	8,115
Adjusted Income from Operations	$77,358	$7,912	$12,341	$(18,517)	$79,094

Net Sales (3)	$410,252	$99,132	$46,490	$—	$555,874

(1) Comprised primarily of exit activities costs for discontinued products.
(2) Represents acquisition related expenses including due diligence and integration costs of recent business combinations.
(3) There were no Non-GAAP adjustments to Net Sales in 2025.

GIBRALTAR INDUSTRIES, INC.
Reconciliation of GAAP and Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

Six Months Ended June 30, 2024
	Income before taxes	Provision for income taxes	Net income from continuing operations	Net income from continuing operations per share - diluted
As Previously Reported in GAAP Statements	$77,124	$19,980	$57,144	$1.86
Discontinued Operations (1)	(3,799)	(593)	(3,206)	(0.11)
As Reported in GAAP Statements	$73,325	$19,387	$53,938	$1.75
Restructuring & Other Charges (2)	674	(306)	980	0.04
Portfolio Management (3)	(298)	(72)	(226)	(0.01)
Adjusted Financial Measures Recast	$73,701	$19,009	$54,692	$1.78

	Residential	Agtech	Renewables	Infrastructure	Corporate	Consolidated
Operating Margin Previously Reported	19.4%	7.1%	2.5%	23.8%	n/a	11.5%
Discontinued Operations (1)			n/a		n/a
Operating Margin as Reported in GAAP Statements	19.4%	7.1%	n/a	23.8%	n/a	13.8%
Restructuring & Other Charges (2)	—%	0.2%	n/a	—%	n/a	—%
Portfolio Management (3)	(0.1)%	—%	n/a	—%	n/a	(0.1)%
Adjusted Operating Margin Recast	19.7%	7.4%	n/a	23.8%	n/a	14.0%

Income from Operations Previously Reported	$77,659	$4,890	$3,291	$11,111	$(22,746)	$74,205
Discontinued Operations (1)	—	—	(3,291)	—	—	(3,291)
Income from Operations as Reported in GAAP Statements	$77,659	$4,890	$—	$11,111	$(22,746)	$70,914
Restructuring & Other Charges (2)	73	149	—	—	231	453
Portfolio Management (3)	(298)	—	—	—	—	(298)
Adjusted Income from Operations Recast	$77,434	$5,039	$—	$11,111	$(22,515)	$71,069

Net Sales & Adjusted Net Sales Previously Reported	$399,427	$68,535	$130,877	$46,672	$—	$645,511
Discontinued Operations (1)	—	—	(130,877)	—	—	(130,877)
Net Sales as Reported in GAAP Statements	$399,427	$68,535	$—	$46,672	$—	$514,634
Portfolio Management (3)	(5,553)	—	—	—	—	(5,553)
Adjusted Net Sales Recast	$393,874	$68,535	$—	$46,672	$—	$509,081

(1) Represents the results generated by the Company's Renewables business classified as Discontinued Operations in 2025.
(2) Comprised primarily of exit activities costs for discontinued products and the results generated by the Company's processing business liquidated in 2023.
(3) Represents the results generated by the Company's electronic locker business sold in 2024.

GIBRALTAR INDUSTRIES, INC.
Reconciliation of GAAP and Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

Year Ended December 31, 2024
	Income before taxes	Provision for income taxes	Net income from continuing operations	Net income from continuing operations per share - diluted
As Previously Reported in GAAP Statements	$173,925	$36,585	$137,340	$4.46
Discontinued Operations (1)	4,631	1,185	3,446	0.12
As Reported in GAAP Statements	$178,556	$37,770	$140,786	$4.58
Restructuring & Other Charges (2)	2,350	138	2,212	0.07
Portfolio Management (3)	(26,005)	(421)	(25,584)	(0.83)
Adjusted Financial Measures Recast	$154,901	$37,487	$117,414	$3.82

	Residential	Agtech	Renewables	Infrastructure	Corporate	Consolidated
Operating Margin Previously Reported	19.0%	7.2%	1.2%	24.2%	n/a	10.9%
Discontinued Operations (1)			n/a		n/a
Operating Margin as Reported in GAAP Statements	19.0%	7.2%	n/a	24.2%	n/a	13.6%
Restructuring & Other Charges (2)	0.1%	4.2%	n/a	—%	n/a	0.9%
Portfolio Management (3)	(0.1)%	—%	n/a	—%	n/a	(0.1)%
Adjusted Operating Margin Recast	19.3%	11.5%	n/a	24.2%	n/a	14.7%

Income from Operations Previously Reported	$148,784	$11,040	$3,349	$21,295	$(41,445)	$143,023
Discontinued Operations (1)	—	—	(3,349)	—	—	(3,349)
Income from Operations as Reported in GAAP Statements	$148,784	$11,040	$—	$21,295	$(41,445)	$139,674
Restructuring & Other Charges (2)	801	6,477	—	—	2,290	9,568
Portfolio Management (3)	(740)	—	—	—	—	(740)
Adjusted Income from Operations Recast	$148,845	$17,517	$—	$21,295	$(39,155)	$148,502

Net Sales & Adjusted Net Sales Previously Reported	$782,519	$152,811	$285,405	$88,029	$—	$1,308,764
Discontinued Operations (1)	—	—	(285,405)	—	—	(285,405)
Net Sales as Reported in GAAP Statements	$782,519	$152,811	$—	$88,029	$—	$1,023,359
Portfolio Management (3)	(10,379)	—	—	—	—	(10,379)
Adjusted Net Sales Recast	$772,140	$152,811	$—	$88,029	$—	$1,012,980

(1) Represents the results generated by the Company's Renewables business classified as Discontinued Operations in 2025.
(2) Comprised primarily of exit activities costs for discontinued products, the write-off of indefinite-lived trademarks, senior leadership transition costs associated with changes in leadership positions, acquisition-related expenses including due diligence costs and portfolio management costs.
(3) Represents the results generated by the Company's electronic locker business sold in 2024, including the ($25.3M) gain on sale of business.

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands)
(unaudited)

Three Months Ended June 30, 2025
	Consolidated	Residential	Agtech	Infrastructure

Net Sales	$309,517	$230,258	$54,092	$25,167

Net Income from Continuing Operations	29,438
Provision for Income Taxes	9,819
Interest Expense	354
Other Income	(105)
Operating Profit	39,506	43,611	(494)	7,083
Adjusted Measures*	5,431	1,350	3,534	—
Adjusted Operating Profit	44,937	44,961	3,040	7,083
Adjusted Operating Margin	14.5%	19.5%	5.6%	28.1%
Adjusted Other Income	(105)	—	—	—
Depreciation & Amortization	9,294	3,239	4,539	699
Less: Acquisition-related amortization	(2,650)	—	(2,650)	—
Adjusted Depreciation & Amortization	6,644	3,239	1,889	699
Stock Compensation Expense	3,377	621	187	76
Adjusted EBITDA	$55,063	$48,821	$5,116	$7,858

Adjusted EBITDA Margin	17.8%	21.2%	9.5%	31.2%

Cash Flow - Operating Activities	43,545
Purchase of PPE, Net	(18,203)
Free Cash Flow	25,342
Free Cash Flow - % of Adjusted Net Sales	8.2%

*Adjusted Measures details are presented on the corresponding Reconciliation of GAAP and Adjusted Financial Measures

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands)
(unaudited)

Three Months Ended June 30, 2024
	Consolidated	Residential	Agtech	Infrastructure

Adjusted Net Sales Recast*	$270,816	$211,508	$34,508	$24,800

Net Income from Continuing Operations	30,984
Provision for Income Taxes	11,147
Interest Income	(1,495)
Other Expense	186
Operating Profit	40,822	43,313	2,282	6,215
Adjusted Measures*	(114)	(225)	11	—
Adjusted Operating Profit	40,708	43,088	2,293	6,215
Adjusted Operating Margin	15.0%	20.4%	6.6%	25.1%
Adjusted Other Income	(138)	—	—	—
Adjusted Depreciation & Amortization (1)	4,668	2,472	808	747
Adjusted Stock Compensation Expense (2)	3,471	450	94	64
Adjusted EBITDA Recast**	$48,985	$46,010	$3,195	$7,026

Adjusted EBITDA Margin Recast**	18.1%	21.8%	9.3%	28.3%

Adjusted EBITDA Previously Reported	$57,736	$46,429	$3,195	$7,026
Adjusted EBITDA Margin Previously Reported	16.4%	21.7%	9.3%	28.3%

Cash Flow - Operating Activities	47,104
Purchase of PPE, Net	(3,966)
Free Cash Flow	43,138
Free Cash Flow - % of Adjusted Net Sales	15.9%

*Details for the classification of the Company's Renewables business as Discontinued Operations and the recast amounts for the sale of the electronic locker business within the Residential segment are presented on corresponding Reconciliation of GAAP and Adjusted Financial Measures.
**Recast for the classification of the Company's Renewables business as Discontinued Operations and to exclude sale of electronic locker business within the Residential segment.
(1) Recast Depreciation & Amortization for impact of ($2.05M) from classification of Renewables business as Discontinued Operations and ($35k) from sale of electronic locker business within the Residential segment.
(2) Recast Stock Compensation Expense for impact of ($234k) from classification of Renewables business as Discontinued Operations and ($14k) from the sale of electronic locker business within the Residential segment.

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands)
(unaudited)

Six Months Ended June 30, 2025
	Consolidated	Residential	Agtech	Infrastructure

Net Sales	$555,874	$410,252	$99,132	$46,490

Net Income from Continuing Operations	52,553
Provision for Income Taxes	16,920
Interest Income	(1,283)
Other Income	(29)
Operating Profit	68,161	74,871	2,891	12,341
Adjusted Measures*	10,933	2,487	5,021	—
Adjusted Operating Profit	79,094	77,358	7,912	12,341
Adjusted Operating Margin	14.2%	18.9%	8.0%	26.5%
Adjusted Other Income	(18)	—	—	—
Depreciation & Amortization	16,100	5,766	7,299	1,400
Less: Acquisition-related amortization	(4,069)	—	(4,069)	—
Adjusted Depreciation & Amortization	12,031	5,766	3,230	1,400
Stock Compensation Expense	6,237	1,073	322	139
Less: SLT Related Stock Compensation Expense	(82)	—	—	—
Adjusted Stock Compensation Expense	6,155	1,073	322	139
Adjusted EBITDA	$97,298	$84,197	$11,464	$13,880

Adjusted EBITDA Margin	17.5%	20.5%	11.6%	29.9%

Cash Flow - Operating Activities	48,630
Purchase of PPE, Net	(28,960)
Free Cash Flow	19,670
Free Cash Flow - % of Adjusted Net Sales	3.5%

*Adjusted Measures details are presented on the corresponding Reconciliation of GAAP and Adjusted Financial Measures

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands)
(unaudited)

Six Months Ended June 30, 2024
	Consolidated	Residential	Agtech	Infrastructure

Adjusted Net Sales Recast*	$509,081	$393,874	$68,535	$46,672

Net Income from Continuing Operations	53,938
Provision for Income Taxes	19,387
Interest Income	(2,245)
Other Income	(166)
Operating Profit	70,914	77,659	4,890	11,111
Adjusted Measures*	155	(225)	149	—
Adjusted Operating Profit	71,069	77,434	5,039	11,111
Adjusted Operating Margin	14.0%	19.7%	7.4%	23.8%
Adjusted Other Income	(387)	—	—	—
Adjusted Depreciation & Amortization (1)	9,338	4,970	1,638	1,492
Adjusted Stock Compensation Expense (2)	5,880	848	188	118
Adjusted EBITDA Recast**	$86,674	$83,252	$6,865	$12,721

Adjusted EBITDA Margin Recast**	17.0%	21.1%	10.0%	27.3%

Adjusted EBITDA Previously Reported	$99,228	$83,707	$6,865	$12,721
Adjusted EBITDA Margin Previously Reported	15.4%	21.0%	10.0%	27.3%

Cash Flow - Operating Activities	90,411
Purchase of PPE, Net	(7,326)
Free Cash Flow	83,085
Free Cash Flow - % of Adjusted Net Sales	16.3%

*Details for the classification of the Company's Renewables business as Discontinued Operations and the recast amounts for the sale of the electronic locker business within the Residential segment are presented on corresponding Reconciliation of GAAP and Adjusted Financial Measures.
**Recast for the classification of the Company's Renewables business as Discontinued Operations and to exclude sale of electronic locker business within the Residential segment.
(1) Recast Depreciation & Amortization for impact of ($3.95M) from classification of Renewables business as Discontinued Operations and ($128k) from sale of electronic locker business within the Residential segment.
(2) Recast Stock Compensation Expense for impact of ($449k) from classification of Renewables business as Discontinued Operations and ($29k) from the sale of electronic locker business within the Residential segment.